Exhibit 99.14
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline Instant Oil Change's twelve month rolling average sales)

Stores 2 Years and older ($, millions)*

	2002	2003	2004	2005	2006	2007
January	10.6	11.5	11.9	11.7	11.4	11.5
February	10.7	11.5	12.0	11.7	11.4	11.6
March	10.7	11.6	11.9	11.7	11.4	11.7
April	10.8	11.7	11.9	11.7	11.3	11.7
May	10.9	11.7	11.8	11.7	11.3	11.8
June	11.0	11.8	11.8	11.7	11.3	11.9
July	11.1	11.8	11.8	11.7	11.3	12.0
August	11.2	11.9	11.7	11.7	11.2	12.2
September	11.2	11.9	11.7	11.6	11.3	12.2
October	11.3	11.9	11.7	11.5	11.3	12.3
November	11.4	11.9	11.7	11.5	11.3	12.4
December	11.4	11.9	11.8	11.4	11.4	12.4
*NOTE: 60 VIOC stores transferred to Marathon on June 30, 2005, have been excluded from this data.